September 28, 2009



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Sub-Item 77K of Form N-SAR
dated July 31, 2009, of the ProFunds
and are in agreement with the statements concerning our Firm in such Form N-SAR.

/s/ Ernst & Young LLP